                                                                    Exhibit 3.1c

                            ARTICLES OF AMENDMENT OF
                             ALLEGHENY ENERGY, INC.

     Allegheny Energy, Inc., a Maryland corporation having its principal office in the State of Maryland at 10435 Downsville Pike, Hagerstown, Maryland 21740 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Charter of the Corporation is hereby amended by striking out
Article VII, Section B and inserting in lieu the following:

               B. No holder of Common stock shall be entitled to Preemptive rights and preemptive rights shall not exist with respect to shares or securities of the Corporation.

     SECOND: The Board of Directors of the Corporation on December 5, 2002 duly adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that the said amendment of the Charter was advisable and directing that it be submitted for action theron by the stockholders at a special meeting to be held on March 7, 2003.

     THIRD: At a special meeting of the stockholders of the Corporation, notice of which having been given as required by law, held in New York City, New York, as provided by the By-Laws of the Corporation, on March 7, 2003, and upon the conclusion of an adjournment, March 14, 2003, the stockholders, by the affirmative vote of the holders of more than a majority of the total number of shares of the Corporation outstanding and entitled to vote thereon (the Charter of the Corporation providing that notwithstanding any provisions of law requiring any action to be taken or authorized by the majority or other designate proportion of the shares or of the shares of each class, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided in the Charter), duly approved the amendment of the Charter of the Corporation hereinabove set forth.

     IN WITNESS WHEREOF, Allegheny Energy, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on March 18, 2003, and its President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.


                                             ALLEGHENY ENERGY, INC.


                                             By: /s/ ALAN J. NOIA
                                                 -------------------------------
                                                 Alan J. Noia, President

(SEAL)


Attest: /s/ MARLEEN L. BROOKS
        ----------------------------------
        Marleen L. Brooks, Secretary

Dated: March 18, 2003

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STATE OF MARYLAND      )
                       )   ss:
COUNTY OF WASHINGTON   )

     THE UNDERSIGNED HEREBY CERTIFIES that on March 18, 2003, before the undersigned, a Notary Public of the State of Maryland, in and for the County of Washington personally appeared Mr. Alan J. Noia, President of Allegheny Energy, Inc., a Maryland corporation, and in the name and on behalf of the corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation; and at the same time personally appeared Ms. Marleen L. Brooks and made oath in due form of law that she was Secretary of Allegheny Energy, Inc. and served as Secretary of the special meeting of stockholders of said corporation at which the amendment of the charter of the corporation therein set forth was approved, and that the matters and facts set forth in said Articles of Amendments are true to the best of here knowledge, information and belief.

     WITNESS my hand and notarial seal or stamp, the day and year last above written.


                                             By: /s/ JUDITH A. BOHNER
                                                 -------------------------------
                                                 Notary Public

                                                 Expires 10/01/06